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                                                                    EXHIBIT 12.3

                COMPUTATION OF OPERATING CASH PERFORMANCE RATIOS

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
                                                                            Years Ended December 31,
                                                              ----------------------------------------------------
                                                                   2001               2000               1999
                                                              --------------     --------------     --------------
Operating Cash Earnings:
Net income                                                    $   16,188,000     $   13,653,000     $   12,819,000
  Add acquisition and conversion costs, net of tax                   187,000                 --                 --
  Add SFAS No. 142 intangible amortization, net of tax             2,537,000          2,494,000          2,621,000
Operating cash earnings                                       $   18,912,000     $   16,147,000     $   15,440,000
                                                              ==============     ==============     ==============
Operating Cash Earnings Per Common Share - Diluted:
Operating cash earnings                                       $   18,912,000     $   16,147,000     $   15,440,000
Preferred stock dividends declared                                        --                 --                 --
                                                              --------------     --------------     --------------
Operating cash earnings per common share                      $   18,912,000     $   16,147,000     $   15,440,000
                                                              ==============     ==============     ==============
Weighted average common shares outstanding - diluted              10,233,756          9,848,791          9,857,894
Operating cash earnings per common share - diluted            $         1.85     $         1.64     $         1.57
                                                              ==============     ==============     ==============
Return on Average Common Shareholders' Equity:
Operating cash earnings                                       $   18,912,000     $   16,147,000     $   15,440,000
Preferred stock dividends declared                                        --                 --                 --
                                                              --------------     --------------     --------------
Operating cash earnings per common share                      $   18,912,000     $   16,147,000     $   15,440,000
                                                              ==============     ==============     ==============
Average common shareholders' equity                           $  154,008,108     $  124,171,528     $  119,996,101
Return on average common shareholders' equity (annualized)             12.28%             13.00%             12.87%
                                                              ==============     ==============     ==============
Return on Average Assets:
Operating cash earnings                                       $   18,912,000     $   16,147,000     $   15,440,000
Average assets                                                $2,788,470,785     $2,632,906,688     $2,446,032,418
Return on average assets (annualized)                                   0.67%              0.62%              0.63%
                                                              ==============     ==============     ==============
Operating Efficiency:
Operating expenses                                            $   73,293,000     $   67,968,000     $   64,478,000
  Less acquisition and conversion costs                              283,000                 --                 --
  Less intangible amortization                                     5,377,000          5,490,000          5,692,000
Operating expenses, adjusted                                  $   67,633,000     $   62,478,000     $   58,786,000
                                                              ==============     ==============     ==============
Other income, excluding acquisition-related adjustments       $   20,721,000     $   14,488,000     $   13,562,000
Net interest income                                               84,869,000         79,766,000         75,105,000
                                                              --------------     --------------     --------------
Total revenue                                                 $  105,590,000     $   94,254,000     $   88,667,000
                                                              ==============     ==============     ==============
Operating efficiency                                                   64.05%             66.29%             66.30%
                                                              ==============     ==============     ==============
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